UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 24, 2026 (the “Closing Date”), Ondas Inc. (the “Company”) completed the previously announced merger of Project Cyclone Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with Mistral, Inc., a Delaware corporation (“Mistral”), pursuant to that certain Agreement and Plan of Merger (the “Agreement”), dated March 8, 2026, by and among the Company, Merger Sub, Mistral, and Shoshana Banai (the “Stockholder”).

In accordance with the terms of the Agreement, on the Closing Date, Merger Sub merged with and into Mistral, with Mistral continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”), for an aggregate amount of approximately $175,000,000, comprised of (i) 1,567,735 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share, issued to the Stockholder, (ii) 261,289 shares of Common Stock deposited into an escrow account (the “Escrow Account”) for the purpose of securing certain post-closing adjustment and indemnification obligations of the Stockholder, (iii) 783,867 shares of Common Stock deposited into an escrow account (the “Deferred Consideration Escrow Account”), which shall be released to the Stockholder in three installments of fifty percent (50%), twenty-five percent (25%), and twenty-five percent (25%), respectively, on the first three anniversaries of the Closing Date, and (iv) the Additional Consideration (as defined below).

Pursuant to the Agreement, the Company shall issue additional Common Stock, of which (i) $90,000,000 of Common Stock shall be issued to the Stockholder, (ii) $15,000,000 of Common Stock shall be deposited into the Escrow Account, and (iii) $45,000,000 of Common Stock shall be deposited into the Deferred Consideration Escrow Account, in an additional six equal installments within twenty (20) Business Days (as defined in the Agreement) following the Closing Date (together, the “Additional Consideration”).

Also on April 24, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and the Stockholder. Pursuant to the Registration Rights Agreement, the Company agreed that within one (1) Business Day of each issuance of Common Stock to the Stockholder, it shall file with the Securities and Exchange Commission (the “SEC”) prospectus supplements pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by the Stockholder of such issued shares of Common Stock, subject to the trading limitation discussed below.

Pursuant to the Registration Rights Agreement, the Stockholder shall be subject to daily trading volume limitations, whereby the Stockholder may not sell any Common Stock issued to the Stockholder pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed ten percent (10%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

The foregoing description of the Merger, the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, and are incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P., Nevada counsel for the Company, relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of shares of the Common Stock in Item 2.01 above will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Regulation D thereunder, as a transaction by an issuer not involving any public offering.

Item 8.01. Other Events.

Also on April 24, 2026, the Company issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Merger pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Merger pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 8, 2026, by and among the Company, Project Cyclone Merger Sub Inc., Mistral, Inc., and Shoshana Banai (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2026).
5.1	Opinion of Snell & Wilmer L.L.P. (Nevada Counsel)
10.1	Registration Rights Agreement, dated April 24, 2026, by and between the Company and the Stockholder.
23.1	Consent of Snell & Wilmer L.L.P. (Nevada Counsel) (included in Exhibit 5.1).
99.1	Press Release, dated April 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026	ONDAS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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